Exhibit 10.1

NATIONWIDE HEALTH PROPERTIES, INC.

2005 PERFORMANCE INCENTIVE PLAN

STOCK UNIT AWARD AGREEMENT

THIS STOCK UNIT AWARD AGREEMENT (this “Agreement”) is dated as of [                    , 200    ] by and between Nationwide Health Properties, Inc., a Maryland corporation (the “Corporation”), and [                            ] (the “Participant”).

WITNESSETH

WHEREAS, pursuant to the Nationwide Health Properties, Inc. 2005 Performance Incentive Plan (the “Plan”), the Corporation has granted to the Participant effective as of the date hereof (the “Award Date”), a credit of stock units under the Plan (the “Award”), upon the terms and conditions set forth herein and in the Plan.

NOW THEREFORE, in consideration of services rendered and to be rendered by the Participant, and the mutual promises made herein and the mutual benefits to be derived therefrom, the parties agree as follows:

1. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the Plan.

2. Grant. Subject to the terms of this Agreement, the Corporation hereby grants to the Participant an Award with respect to an aggregate of [                    ] stock units (subject to adjustment as provided in Section 7.1 of the Plan) (the “Stock Units”). As used herein, the term “stock unit” shall mean a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent to one outstanding share of the Corporation’s Common Stock (subject to adjustment as provided in Section 7.1 of the Plan) solely for purposes of the Plan and this Agreement. The Stock Units shall be used solely as a device for the determination of the payment to eventually be made to the Participant if such Stock Units vest pursuant to Section 3. The Stock Units shall not be treated as property or as a trust fund of any kind.

3. Vesting. Subject to Section 8 below, the Award shall vest and become nonforfeitable with respect to [one-third of the total number of Stock Units (subject to adjustment under Section 7.1 of the Plan) on each of the first, second and third anniversaries of the Award Date.]

4. Continuance of Employment. The vesting schedule requires continued employment or service through each applicable vesting date as a condition to the vesting of the applicable installment of the Award and the rights and benefits under this Agreement. Employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 8 below or under the Plan.

Nothing contained in this Agreement or the Plan constitutes an employment or service commitment by the Corporation, affects the Participant’s status as an employee at will who is subject to termination without cause, confers upon the Participant any right to remain employed by or in service to the Corporation or any Subsidiary, interferes in any way with the right of the

Corporation or any Subsidiary at any time to terminate such employment or services, or affects the right of the Corporation or any Subsidiary to increase or decrease the Participant’s other compensation or benefits. Nothing in this paragraph, however, is intended to adversely affect any independent contractual right of the Participant without his or her consent thereto.

5. Dividend and Voting Rights.

(a) Limitations on Rights Associated with Units. The Participant shall have no rights as a stockholder of the Corporation, no dividend rights (except as expressly provided in Sections 5(b) and 5(c) with respect to Dividend Equivalent Rights) and no voting rights with respect to the Stock Units and any shares of Common Stock underlying or issuable in respect of such Stock Units until such shares of Common Stock are actually issued to and held of record by the Participant. No adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date of issuance of the stock certificate.

(b) Dividend Equivalent Rights. Subject to Section 5(c) below, in the event that the Corporation pays an ordinary cash dividend on its Common Stock and the related dividend payment record date occurs at any time after the Award Date and before all of the Stock Units subject to the Award either have been paid pursuant to this Section 5(b) or Section 7 or have terminated pursuant to Section 8, the Corporation shall credit the Participant with an additional number of Stock Units equal to (i) the per-share cash dividend paid by the Corporation on its Common Stock with respect to such record date, multiplied by (ii) the total number of outstanding and unpaid Stock Units (including any dividend equivalents previously credited under this Section 5(b) and with such total number subject to adjustment pursuant to Section 7.1 of the Plan and/or Section 9 hereof) subject to the Award as of such record date, divided by (iii) the fair market value of a share of Common Stock (as determined under the Plan) on the related dividend payment date. Any Stock Units credited pursuant to the foregoing provisions of this Section 5(b) shall be subject to the same vesting, payment and other terms, conditions and restrictions as the original Stock Units to which they relate; provided, however, that the Participant may elect, prior to the time the Award is granted and on a form and in a manner prescribed by the Administrator, that any Stock Units credited pursuant to this Section 5(b) that relate to Stock Units that are not vested as of the applicable dividend payment record date and are subject to a deferred payment election pursuant to Section 7 hereof, shall be paid on or as soon as practicable after the vesting date of such Stock Units (as opposed to being paid on the deferred payment date), with any Stock Units credited pursuant to this Section 5(b) after such vesting date being paid pursuant to such deferred payment election; and provided, further, that the Corporation shall retain discretion to pay any Stock Units credited under this Section 5(b) in cash rather than shares of Common Stock if and to the extent that payment in shares would exceed the applicable share limits of the Plan. No crediting of Stock Units shall be made pursuant to this Section 5(b) with respect to any Stock Units which, as of the related dividend payment record date, have either been paid pursuant to this Section 5(b) or Section 7 or terminated pursuant to Section 8.

(c) Election to Receive Vested Dividend Equivalents in Cash. Notwithstanding Section 5(b), if the Participant elects to defer payment of any Stock Units hereunder as contemplated by Section 7, the Participant may also elect, prior to the time the Award is granted and on a form and in a manner prescribed by the Administrator, that, in the event that the Corporation pays an ordinary cash dividend on its Common Stock and the related dividend payment record date occurs after the date any Stock Units subject to such deferral election have vested and prior to the date such vested Stock Units are paid, the Corporation shall pay the Participant an amount equal to the per-share cash dividend paid on its Common Stock, multiplied by the number of vested and unpaid Stock Units subject to such deferral election as of such record date. Such amount will be paid to the Participant in cash in a lump sum on or as soon as practicable after January 1 of the calendar year following the calendar year in which such record date occurred (the “Payment Date”), together with any interest accrued on such amount with respect to the period commencing with the date on which the related dividend is actually paid to the Corporation’s stockholders and ending on the Payment Date, such interest to accrue at an annual rate equal to the three-month London Inter-Bank Offered Rate in effect on the date the related dividend is actually paid to the Corporation’s stockholders and to be compounded quarterly. No payment shall be made pursuant to this Section 5(c) with respect to any Stock Units which, as of such record date, have either been paid pursuant to Section 5(b) or Section 7 or terminated pursuant to Section 8. For purposes of clarity, the Participant will not be entitled to both a credit of additional Stock Units under Section 5(b) and a cash payment under this Section 5(c) with respect to any Stock Unit in respect of any one dividend payment event.

6. Restrictions on Transfer. Neither the Award, nor any interest therein or amount or shares payable in respect thereof may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily. The transfer restrictions in the preceding sentence shall not apply to (a) transfers to the Corporation, or (b) transfers by will or the laws of descent and distribution.

7. Timing and Manner of Payment of Stock Units. On or as soon as administratively practical following each vesting of the applicable portion of the total Award pursuant to Section 3 or Section 9, the Corporation shall deliver to the Participant a number of shares of Common Stock (either by delivering one or more certificates for such shares or by entering such shares in book entry form, as determined by the Corporation in its discretion) equal to the number of Stock Units subject to this Award that vest on the applicable vesting date (including any vested Stock Units credited in respect of Dividend Equivalent Rights pursuant to Section 5(b) hereof). Notwithstanding the foregoing sentence, the Participant may elect, on a form and in a manner prescribed by the Administrator, to defer any such payment of vested Stock Units, provided that such election must be made prior to the time the Award is granted and any such deferral of payment must comply with any applicable requirements of Section 409A of the Code (including, without limitation, the six-month waiting period contemplated by Section 18, if applicable). The Corporation’s obligation to deliver shares of Common Stock or otherwise make payment with respect to vested Stock Units is subject to the condition precedent that the Participant or other person entitled under the Plan to receive any shares with respect to the vested Stock Units deliver to the Corporation any representations or other documents or assurances required pursuant to Section 8.1 of the Plan. The Participant shall have no further rights with respect to any Stock Units that are paid pursuant to Section 5(b) or this Section 7 or that terminate pursuant to Section 8.

8. Effect of Termination of Employment. The Participant’s Stock Units shall terminate to the extent such units have not become vested prior to the first date the Participant is no longer employed by the Corporation or one of its Subsidiaries, regardless of the reason for the termination of the Participant’s employment with the Corporation or a Subsidiary, whether with or without cause, voluntarily or involuntarily; provided, however, that if the Participant has any rights to accelerated vesting of restricted stock awards in connection with such termination of employment pursuant to a change in control or other employment agreement with the Corporation, such acceleration rights shall apply equally to the Stock Units. If any unvested Stock Units are terminated hereunder, such Stock Units shall automatically terminate and be cancelled as of the applicable termination date without payment of any consideration by the Corporation and without any other action by the Participant, or the Participant’s beneficiary or personal representative, as the case may be.

9. Adjustments Upon Specified Events. The Administrator may accelerate payment and vesting of the Stock Units in such circumstances as it, in its sole discretion, may determine. In addition, upon the occurrence of certain events relating to the Corporation’s stock contemplated by Section 7.1 of the Plan (including, without limitation, an extraordinary cash dividend on such stock), the Administrator shall make adjustments in accordance with such section in the number of Stock Units then outstanding and the number and kind of securities that may be issued in respect of the Award. No such adjustment shall be made with respect to any ordinary cash dividend for which dividend equivalents are credited or paid pursuant to Section 5(b) or Section 5(c).

10. Tax Withholding. Subject to Section 8.1 of the Plan and such rules and procedures as the Administrator may impose, upon any distribution of shares of Common Stock in respect of the Stock Units, the Corporation shall automatically reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of whole shares, valued at their then fair market value (with the “fair market value” of such shares determined in accordance with the applicable provisions of the Plan), to satisfy any withholding obligations of the Corporation or its Subsidiaries with respect to such distribution of shares at the minimum applicable withholding rates; provided, however, that the foregoing provision shall not apply in the event that the Participant has, subject to the approval of the Administrator, made other provision in advance of the date of such distribution for the satisfaction of such withholding obligations. In the event that the Corporation cannot legally satisfy such withholding obligations by such reduction of shares, or in the event of a cash payment or any other withholding event in respect of the Stock Units, the Corporation (or a Subsidiary) shall be entitled to require a cash payment by or on behalf of the Participant and/or to deduct from other compensation payable to the Participant any sums required by federal, state or local tax law to be withheld with respect to such distribution or payment.

11. Notices. Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Participant at the Participant’s last address reflected on the Corporation’s records, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be given only when received, but if the Participant is no longer an employee of the Corporation, shall be deemed to have been duly given by the Corporation when enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government.

12. Plan. The Award and all rights of the Participant under this Agreement are subject to the terms and conditions of the provisions of the Plan, incorporated herein by reference. The Participant agrees to be bound by the terms of the Plan and this Agreement. The Participant acknowledges having read and understanding the Plan, the Prospectus for the Plan, and this Agreement. Unless otherwise expressly provided in other sections of this Agreement, provisions of the Plan that confer discretionary authority on the Board or the Administrator do not (and shall not be deemed to) create any rights in the Participant unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Administrator so conferred by appropriate action of the Board or the Administrator under the Plan after the date hereof.

13. Entire Agreement. This Agreement and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan and this Agreement may be amended pursuant to Section 8.6 of the Plan. Such amendment must be in writing and signed by the Corporation. The Corporation may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Participant hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

14. Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Corporation as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. The Participant shall have only the rights of a general unsecured creditor of the Corporation with respect to amounts credited and benefits payable, if any, with respect to the Stock Units, and rights no greater than the right to receive the Common Stock as a general unsecured creditor with respect to Stock Units, as and when payable hereunder.

15. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

16. Section Headings. The section headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

17. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Maryland without regard to conflict of law principles thereunder.

18. Construction; Section 409A. It is intended that the terms of the Award will not result in the imposition of any tax liability pursuant to Section 409A of the Code. This Agreement shall be construed and interpreted consistent with that intent. Notwithstanding any provision of this Agreement to the contrary, if the Participant is a “specified employee” as defined in Code Section 409A, and, as a result of that status, any portion of the payments under this Agreement would otherwise be subject to taxation pursuant to Code Section 409A, the Participant shall not be entitled to any payments upon a termination of his or her employment until the earlier of (i) the date which is six (6) months after his termination of employment for any reason other than death, or (ii) the date of the Participant’s death; provided the first such payment thereafter shall include all amounts that would have been paid earlier but for such six (6) month delay.

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IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed on its behalf by a duly authorized officer and the Participant has hereunto set his hand as of the date and year first above written.

NATIONWIDE HEALTH PROPERTIES, INC.	PARTICIPANT
A Maryland corporation

By:______________________________________________	Signature

Print Name:________________________________________

Print Name
Its:______________________________________________

CONSENT OF SPOUSE

In consideration of the execution of the foregoing Stock Unit Award Agreement by Nationwide Health Properties, Inc., I,                                                                                  , the spouse of the Participant therein named, do hereby join with my spouse in executing the foregoing Stock Unit Award Agreement and do hereby agree to be bound by all of the terms and provisions thereof and of the Plan.

Dated:                                 , 200

Signature of Spouse

Print Name

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